Exhibit 4.2

[FACE OF SECURITY]

[GLOBAL SECURITY LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[RESTRICTED SECURITY LEGEND]

THIS SECURITY (OR ITS PREDECESSOR) AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)                                  REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) (“QIB”) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;

(2)                                  AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE LATER OF (X) ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT (A) TO POWER-ONE, INC. (THE “COMPANY”) OR ANY OF ITS SUBSIDIARIES OR AFFILIATES, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) TO A PERSON WHO THE

TRANSFEROR REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN WHICH CASE THE COMPANY MAY REQUIRE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY REASONABLY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT) AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3)                                  AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES IS SUBJECT TO CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER.  THE COMPANY WILL FURNISH A FULL STATEMENT ABOUT THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP OF THE COMMON STOCK TO ANY HOLDER ON REQUEST AND WITHOUT CHARGE.  SUCH REQUEST MAY BE MADE TO THE COMPANY’S CORPORATE SECRETARY AT ITS PRINCIPAL OFFICE.

POWER-ONE, INC.

8.0% Senior Secured Convertible Note due 2013

No. 1		$75,000,000

	CUSIP No.:	739308 AA2
	ISIN Number:	US739308AA26

Power-One, Inc., a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of $75,000,000, as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on June 17, 2013.

Interest Payment Dates:   March 31, June 30, September 30 and December 31, commencing September 30, 2008.

Interest Record Dates:      March 15, June 15, September 15 and December 15.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

POWER-ONE, INC.

By:	/ s / Richard J. Thompson
Name: Richard J. Thompson
Title: Chief Executive Officer of POWER- ONE, INC.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee,
certifies that this Security is one of the Securities described in the within-named Indenture.

Dated:	6/17/08

By:	/ s / Teresa Pettta
Authorized Signatory

Signature Page to

Rule 144A Global Note

[REVERSE OF SECURITY]

POWER-ONE, INC.

8.0% Senior Secured Convertible Note due 2013

1.                                      Interest

POWER-ONE, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 8.0% per annum.

The Company will pay interest quarterly on March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2008.  Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 17, 2008.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time as provided in the Indenture; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) as provided in the Indenture.

2.                                      Paying Agent, Registrar and Conversion Agent

Initially, The Bank of New York Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent, Security Registrar and Conversion Agent.  The Company may appoint and change any Paying Agent, Security Registrar or co-registrar or Conversion Agent without notice.  The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent, Security Registrar or co-registrar, or Conversion Agent.

3.                                      Indenture

The Company issued the Securities under an Indenture dated as of June 17, 2008 (the “Indenture”), between the Company and the Trustee.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

This Security is one of the Securities referred to in the Indenture issued in an initial aggregate principal amount of $75,000,000.  Additional Securities may be issued in accordance with the Indenture.  The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

4.                                     Conversion

In compliance with the provisions of the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Stated Maturity Date of this Security, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Security into shares of Common Stock, determined as set forth in the Indenture, based on an initial Conversion Rate of 304.8780 shares of Common Stock per $1,000 principal amount of Securities, as the same may be adjusted pursuant to the terms of the Indenture.

5.                                      Denominations, Transfer, Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

6.                                      Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

7.                                      Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default relating to a failure to file certain reports with the Commission and the Trustee shall, for the first 90 calendar days after the occurrence of such Event of Default (which will be the 10th Business Day after written notice is provided to the Company in accordance with the Indenture), consist exclusively of the right to receive Default Additional Interest at an annual rate of 0.25% per annum on the principal amount of Restricted Securities then Outstanding for each day of such 90-day period during which such Event of Default continues.

8.                                      No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a

Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

9.                                      Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

10.                                Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

11.                               GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.                               CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[FORM OF CONVERSION NOTICE]

To:                              POWER-ONE, INC.

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into, shares of Common Stock of Power-One, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, any cash in lieu of fractional shares or otherwise payable upon conversion hereof and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock to be issued, and Securities, if any, to be delivered, and the person to whom payment for fractional shares or any other cash payment, if any, is to be made, if, other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all, must be $1,000 or
whole multiples thereof):

$

Social Security or Other
Taxpayer Identification Number:

NOTICE:  The signature on this Conversion Notice must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:                              POWER-ONE, INC.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Power-One, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (1) the entire principal amount of this Security, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Securities, the certificate numbers of the Securities to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other
Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

[FORM OF RATIO EVENT REPURCHASE NOTICE]

To:                              POWER-ONE, INC.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Power-One, Inc. (the “Company”) as to the occurrence of a Ratio Event with respect to the Company and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security on [              ], 20[    ] (the applicable “Ratio Event Repurchase Date”) (1) the entire principal amount of this Security, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Ratio Event Repurchase Date does not fall during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Ratio Event Repurchase Date.

In the case of Physical Securities, the certificate numbers of the Securities to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other
Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The signature on the Ratio Event Repurchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                                          hereby sell(s), assign(s) and transfer(s) unto                                    (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                             attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of Securities bearing a legend setting out restrictions on the offer, sale, pledge or other transfer of such Securities, the undersigned confirms that such Securities are being transferred:

•                                          To Power-One, Inc. or any subsidiary or affiliate thereof; or

•                                          Pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), and which continues to be effective at the time of transfer; or

•                                          If the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, that purchases for its own account or for the account of a “qualified institutional buyer” to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act; or

•                                          Pursuant to an exemption from registration under Rule 144 under the Securities Act; or

•                                          Pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

Unless one of the boxes is checked, the Securities Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i)	The Securities Transfer Agent Medallion Program (STAMP);

(ii)	The New York Stock Exchange Medallion Program (MNSP);

(iii)	The Stock Exchange Medallion Program (SEMP) or

(iv)	another guarantee program acceptable to the Trustee.

Signature Guarantee(s)